Exhibit 10.22
FORM OF AMENDMENT NO. 1 TO
ADVISORY AGREEMENT
     This Amendment No. 1 to the Advisory Agreement (this “Amendment”) is made and entered into as of                                          by and between SMART Modular Technologies, Inc. (“SMART”), Francisco Partners, L.P. and Francisco Partners Management, LLC (the “Advisor”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Advisory Agreement dated as of April 16, 2004 by and between SMART and the Advisor (the “Original Agreement”).
     WHEREAS, Francisco Partners, L.P. wishes to assign its rights and obligations under the Amended Agreement (as defined below) to the Advisor;
     WHEREAS, SMART’s ultimate parent, SMART Modular Technologies (WWH), Inc., is preparing to issue and sell its ordinary shares to the public (the “Offering”) pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission;
     WHEREAS, the parties hereto have agreed that upon consummation of the Offering (i) SMART shall pay to the Advisor all accrued and unpaid Advisory Fees under the Original Agreement on the Effective Date (as defined below), (ii) SMART’s obligation to pay to the Advisor the Advisory Fee, which is payable on an annual basis pursuant to Section 3 of the Original Agreement each year through April 16, 2014, shall terminate and (iii) the Advisor’s obligation to provide services each year through the year ended April 16, 2014 under Section 2 of the Original Agreement shall terminate;
     WHEREAS, SMART shall pay to the Advisor the Aggregate Fee (as defined below) for services rendered prior to the Effective Date (as defined below);
     WHEREAS, the parties have agreed that fees for future services provided to SMART and/or its affiliates by the Advisor in connection with acquisitions, dispositions, financing transactions or other services shall be paid in accordance with this Amendment; and
     WHEREAS, in accordance with the foregoing, Advisor and SMART wish to amend the Original Agreement (as amended pursuant to this Amendment, the “Amended Agreement”) as follows.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the Original Agreement as follows:

     1. Effectiveness. This Amendment shall be effective upon the date of the consummation of the Offering (the “Effective Date”), provided that if the consummation of the Offering has not occurred on or prior to June 30, 2006, this Amendment shall terminate and be of no force or effect.
     2. Amendment of Section 2. (a) Section 2 of the Original Agreement is deleted in its entirety from the Original Agreement. Notwithstanding anything in the Original Agreement to the contrary, the parties hereto acknowledge and agree that the Advisor shall have no obligation to provide any future services to SMART and/or its affiliates pursuant to Section 2 of the Original Agreement.
     (b) Section 2 of the Amended Agreement is as follows:
“2. Services. Advisor may perform or cause to be performed for the Company and/or its affiliates such services as may be agreed in writing by the Advisor and the Company pursuant to Section 3(b) of the Amended Agreement. Such services may include, without limitation, the following:
     (a) executive and management services;
     (b) identification, support and analysis of acquisitions and dispositions by the Company and/or its affiliates;
     (c) support and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;
     (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;
     (e) human resource functions, including searching for, and hiring of, executives; and
     (f) other services for the Company and/or its affiliates upon which the Company’s board of directors and Advisor agree.
     Notwithstanding any provision in this Amended Agreement to the contrary, each of the parties hereto acknowledges and agrees that the Advisor shall have no obligation to provide any services to the Company and/or its affiliates except such services as may be agreed in writing by the Advisor and the Company pursuant to Section 3(c) of the Amended Agreement.”
     3. Amendment of Section 3. (a) Section 3 of the Original Agreement is deleted in its entirety from the Original Agreement. Notwithstanding anything in the Original Agreement to the contrary, the parties hereto acknowledge and agree that the Advisor shall have no right to receive the Advisory Fee pursuant to Section 3 of the Original Agreement for any services rendered after the Effective Date.
     (b) Section 3 of the Amended Agreement is as follows:
“3. Fees.
     (a) Not later than 10 business days following the Effective Date, the Advisor shall be paid by the Company any and all Advisory Fees pursuant to the Original Agreement that are accrued and remain unpaid as of the Effective Date.
     (b) Not later than 10 business days following the Effective Date, in consideration of the services provided by the Advisor prior to the Effective Time, the Advisor shall be paid by the Company a fee in the amount of $3,000,000 (the “Aggregate Fee”), provided that SCP Management Company, L.L.C. (“SCP”)and, collectively, TPG GenPar III, L.P., TPG GenPar IV, L.P. and T3 GenPar II, L.P. (collectively, “TPG”) shall contemporaneously be paid an Aggregate Fee in the same amount pursuant to the Advisory Agreement dated April 16, 2004, between the Company and SCP, as amended and the Advisory Agreement, dated April 16, 2004, between the Company and TPG, respectively.
     (c) In exchange for such future services rendered by the Advisor and/or its affiliates as may be agreed between the Company and the Advisor in connection with transactions of the Company and/or its affiliates or pursuant to any management, consulting, financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, the Advisor and/or its affiliates shall have the right to receive a fee from the Company in an amount to be agreed between the Company and the Advisor and/or its affiliates (the “Services Fee”) plus reasonable out-of-pocket expenses incurred by the Advisor and/or its affiliates, provided that SCP and TPG shall have the right to receive a Services Fee in the same amount pursuant to the SCP Agreement and TPG Agreement, respectively, plus reasonable out-of-pocket expenses incurred by SCP and TPG, respectively.
     (d) Notwithstanding Section 3(a), 3(b) or 3(c), the timing of the payment of the Aggregate Fee or any Services Fee agreed upon pursuant to this Amended Agreement may be deferred at the Advisor’s sole discretion.
     (e) The parties hereto acknowledge and agree that, in addition to the Aggregate Fee and any Services Fee, the Advisor may become entitled to receive cash or equity compensation and reimbursement of out-of-pocket expenses due to the service of officers or employees of the Advisor and/or its affiliates on the board of directors of the Company and/or its affiliates.”
     4. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without regard to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
     5. Counterparts. This Amendment may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.
     6. Original Agreement Effectiveness. Other than the modifications of the Original Agreement contemplated herein, all other terms and provisions of the Original Agreement shall remain in full force and effect.
     7. Notices. All notices hereunder shall be in writing and shall be delivered personally, or mailed by United States mail, postage prepaid, addressed to the parties as follows:
If to SMART, as appropriate,
SMART Modular Technologies, Inc.
4211 Starboard Drive
Fremont, CA 94538
Attention: Jack Pacheco
Facsimile: (510) 360-8500
If to the Advisor,
Francisco Partners Management, LLC
c/o Francisco Partners, L.P.
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025
Attention: Dipanjan Deb
Facsimile: (650) 233-2999

     8. Assignment to Advisor. Francisco Partners, L.P. hereby assigns all of its rights and obligations under the Amended Agreement in accordance with Section 7 of the Original Agreement.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SMART MODULAR TECHNOLOGIES, INC.
By:
Name:
Title:

FRANCISCO PARTNERS, L.P.

By:	Francisco Partners GP, LLC,
its General Partner

By:

Name:
Title:

FRANCISCO PARTNERS MANAGEMENT, LLC

By:	Francisco Partners GP, LLC,
its General Partner

By:

Name:
Title: